                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                           EAGLE FOOD CENTERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            EAGLE FOOD CENTERS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 27, 2001



Dear Shareholder:

  You are hereby invited to attend the 2001 Annual Meeting of Shareholders of Eagle Food Centers, Inc. which will be held on Wednesday, June 27, 2001 at 9:00 a.m., Central Daylight Time, at the Milan Community Center, Route 67 and 92nd Avenue, Milan, Illinois. The matters to be considered and voted upon at the Annual Meeting of Shareholders are:

   1. The election of eight persons to serve as directors of the Company until the 2002 Annual Meeting of Shareholders or until their successors shall have been elected and shall have qualified.

   2. A proposal to ratify the appointment of KPMG LLP as independent public accountants for the current fiscal year.

   3. A proposal to amend the Certificate of Incorporation to accomplish a reverse stock split.

   4. A shareholder proposal to urge the sale of the Company.

   5. Such other business as may properly come before the meeting or any adjournment or adjournments thereof.

  The Board of Directors has fixed the close of business on May 4, 2001 as the record date for determining the shareholders entitled to notice of and to vote at the meeting or any adjournment or postponements thereof.

  All shareholders of record at the close of business on May 4, 2001 are invited to attend the meeting in person. However, to ensure your shares will be voted in the event you are not able to attend, please fill in, sign, and date the enclosed proxy, and return it in the enclosed envelope as soon as possible. The attached Proxy Statement contains more detailed information with respect to the business to be transacted at the meeting.


                                S. Patric Plumley
                                Secretary


May 21, 2001
Milan, Illinois

                                                                    May 21, 2001

                            EAGLE FOOD CENTERS, INC.

                                 PROXY STATEMENT

                               GENERAL INFORMATION


  This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Eagle Food Centers, Inc. (the "Company"), to be voted at the Annual Meeting of Shareholders to be held on June 27, 2001, at 9:00 a.m., Central Daylight Time at the Milan Community Center, Route 67 and 92nd Avenue, Milan, Illinois, and at any adjournments or postponements thereof. Proxies are solicited to give all shareholders of record at the close of business on May 4, 2001, an opportunity to vote upon the items listed on the accompanying proxy card. This Proxy Statement, the Notice of Annual Meeting, and the proxy card are intended to be mailed to shareholders commencing on May 25, 2001.

  Only holders of record of the Common Stock of the Company, $.01 par value per share, at the close of business on May 4, 2001, are entitled to notice of and to vote at the annual meeting. As of May 4, 2001, the Company had 12,971,884 shares of Common Stock outstanding, each of which is entitled to one vote on each proposal presented. The holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy will constitute a quorum for the transaction of business at the meeting. In the election of directors, a plurality of votes cast in person or by proxy shall elect. Shareholders are not entitled to cumulative voting in the election of directors. Each other proposal requires a majority of the votes cast on the proposal to approve. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to the shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

  All proxies delivered pursuant to this solicitation may be revoked at any time at the option of the shareholder by giving written notice to the Secretary of the Company, by submitting a later dated proxy, or by voting in person at the meeting.

  Upon timely receipt of each properly signed proxy card, the shares represented thereby will be voted in accordance with the directions indicated on the proxy card. If no instructions are indicated, the shares will be voted for the election of the nominated directors, for the ratification of the selection of auditors, for the amendment to the Certificate of Incorporation and against the shareholder proposal to urge the sale of the Company.

  The cost of soliciting proxies will be borne by the Company. Officers, directors, and regular employees of the Company may solicit proxies personally, by mail, by telephone or otherwise for which they will not receive additional compensation.

  The Eagle Food Centers, Inc. 2000 Annual Report and financial statements for the fiscal year ended February 3, 2001, with comparative figures for prior periods, accompany this Proxy Statement. The Annual Report and the financial statements included therein are incorporated in this Proxy Statement by reference.

  The mailing address of the principal executive offices of the Company is Rt. 67 and Knoxville Road, Milan, Illinois, 61264.

                            PROPOSALS TO SHAREHOLDERS

                              ELECTION OF DIRECTORS
                                   PROPOSAL 1

  The Board of Directors currently consists of eight members, all of whom have been nominated to be elected at the 2001 Annual Meeting of Shareholders to serve until the 2002 Annual Meeting of Shareholders or until their successors have been elected and qualified. The table below sets forth certain information regarding the nominees. The accompanying proxy, in the absence of instructions to the contrary, will be voted for the election of the following eight persons unless the authority to vote is withheld. If any nominee is unable to serve, or for good cause will not serve, favorable and uninstructed proxies will be voted for a substitute nominee designated by the Board of Directors.

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE EIGHT NOMINEES LISTED BELOW.


Name                    Age   Position(s) Held
----                    ---   ----------------

Robert J. Kelly          56   Chairman of the Board of Directors
Jeffrey L. Little        50   Chief Executive Officer and President, Director
S. Patric Plumley        52   Senior Vice  President - Chief  Financial  Officer
                              and Secretary, Director
Peter B. Foreman         65   Director
Steven M. Friedman       46   Director
Alain M. Oberrotman      50   Director
Jerry I. Reitman         63   Director
William J. Snyder        58   Director

The business experience of each of the nominees during the past five years is as follows:

  Mr. Kelly was named Chairman of the Board of Directors for the Company on March 30, 1998. Mr. Kelly also held the titles of Chief Executive Officer and President from May 10, 1995 through January 31, 2000. Prior to May 1995, Mr. Kelly was Executive Vice President, Retailing for The Vons Companies, Inc. and was employed by that Company since 1963. Mr. Kelly has 38 years of experience in the supermarket industry.

  Mr. Little was named Chief Executive Officer and President on January 31, 2000 and became a director in September 2000. Mr. Little was Vice President, Marketing for Fleming Companies and President of ABCO Foods (a division of Fleming) from January 1998 to January 2000. From August 1989 to December 1997, Mr. Little was with Haggen, Inc. serving in various capacities as Senior Vice President Operations, Vice President Sales/Marketing and Vice President Perishables. Mr. Little has 33 years of experience in the supermarket industry.

  Mr. Plumley, who was named Director in September 2000, was named Senior Vice President - Chief Financial Officer and Secretary on March 1, 1999, served the Company as Vice President - Chief Financial Officer and Secretary from March 30, 1998 and Vice President and Corporate Controller from September 15, 1997 until his promotions. Prior to September 1997, Mr. Plumley served as Senior Vice President of American Stores' Super Saver Division from 1994 to 1997 and Senior Vice President of Lucky Stores, Inc. from 1990 to 1994. Mr. Plumley has 28 years of experience in the supermarket industry.

  Mr. Foreman is President of Sirius Corporation, a private investment management firm. Prior to 1993, Mr. Foreman was a Principal at Harris Associate LP since 1976. Mr. Foreman has been a director of the Company since June 1989. Mr. Foreman also serves as a director of Glacier Water Services, Inc.

  Mr. Friedman is a General Partner of EOS Partners, LP, a private investment firm, a position he has held since January 1994. Mr. Friedman has served as a director of the Company since November 1987 and was a General Partner of Odyssey Partners LP from April 1988 until December 1993.

  Mr. Oberrotman is currently employed in merchant banking and consulting and previously was a Principal with Odyssey Partners LP from October 1992 to May 1997. Mr. Oberrotman became a director of the Company in June 1996.

  Mr. Reitman is Vice Chairman, Partner of the Callahan Group, a full service management consulting company in Chicago, Illinois, a lecturer at Northwestern University, author, and an advisor to Senior Management on direct marketing, integrated communications, and strategic positioning. Previously, Mr. Reitman was Executive Vice President of Worldwide Direct Marketing for the Leo Burnett Agency. Mr. Reitman became a director of the Company in December 1998. Mr. Reitman also serves on the board of directors of CADMUS Communication (CDMS).

  Mr. Snyder is a senior shareholder in the law firm of Snyder, Schwarz, Park & Nelson P.C., Attorneys at Law, Rock Island, Illinois since March 1983 and has maintained an active law practice for 35 years in the Quad-City area. The law firm of Snyder, Schwarz, Park & Nelson, P.C., has acted as legal counsel to the Company for many years and has received legal fees from the Company in various amounts. Mr. Snyder has been a director of the Company since June 1989.

  The directors of the Company are elected annually to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. None of the directors or executive officers listed herein is related to any other director or executive officer.

                            COMPENSATION OF DIRECTORS

  The non-employee directors of the Company receive an annual retainer of $22,500 and fees of $750 for each board meeting and $1,000 for each committee meeting attended plus reimbursement of travel expenses. Mr. Snyder does not receive fees as director, but does receive legal fees for his services as a board and committee member.

                              CERTAIN TRANSACTIONS

  Snyder, Schwarz, Park & Nelson P.C., the law firm of which Mr. Snyder, a director of the Company, is a member, serves as counsel to the Company. The Company paid that law firm $275,437, $279,055, and $380,446 for services rendered in fiscal 2000, 1999, and 1998, respectively. These amounts include remuneration for the services of Mr. Snyder as a director of the Company. The Board has determined that the fees paid for services rendered from Snyder, Schwarz, Park & Nelson P.C. were fair and competitive.

  Mr. Oberrotman was paid $15,000 and $121,619, including expenses, in fiscal 2000 and fiscal 1999, respectively, for services rendered as a consultant in connection with the restructuring of the Senior Notes of the Company. The Board has determined that the fees paid for services rendered by Mr. Oberrotman were fair and competitive.

                    BOARD OF DIRECTORS AND COMMITTEE MEETINGS

  The Board of Directors is responsible for establishing broad corporate policies and for overseeing the overall performance of the Company. The directors are kept informed of the business of the Company through discussions with the Chairman and the Chief Executive Officer, and other directors and officers, by reviewing reports and analyses, and by participating in board and committee meetings.

  The Board of Directors held eight meetings during fiscal 2000, including meeting to review and discuss the Company's reorganization. In addition, from time to time, members of the Board of Directors and committees act by unanimous written consent pursuant to Delaware law. All directors attended at least 75% of the meetings of the board and committees on which they served.

  The Board of Directors has an Audit Committee and a Compensation Committee. The reports of these committees are included herein. The Board does not have a nominating committee. The Board of Directors acts as a committee of the whole with respect to functions that would be performed by a nominating committee.

LIMITATION OF LIABILITY OF DIRECTORS

  As permitted by the Delaware General Corporation Law, the Certificate of Incorporation of the Company provides that a director of the Company will not be personally liable to the Company or its shareholders for monetary damages for breach of the fiduciary duty of care as a director, including breaches which constitute gross negligence. By its terms and in accordance with the Delaware General Corporation Law, this provision does not eliminate or limit the liability of a director of the Company (i) for breach of the duty of loyalty to the Company or its shareholders by the director, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends or unlawful stock repurchase or redemption), or
(iv) for any transaction from which the director derived an improper personal benefit.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION

  The Summary Compensation Table below shows compensation information for the Chief Executive Officer of the Company and the four other most highly compensated executive officers who were serving at the end of the last fiscal year whose total annual salary and bonus exceeded $100,000 for the fiscal years indicated.

                           SUMMARY COMPENSATION TABLE


                                                                                   LONG-TERM
                                                  ANNUAL COMPENSATION             COMPENSATION
                                    -----------------------------------------     ------------
                                                                                   SECURITIES
       NAME AND         FISCAL                                   OTHER ANNUAL      UNDERLYING         ALL OTHER
  PRINCIPAL POSITION     YEAR       SALARY           BONUS       COMPENSATION      OPTIONS(#)       COMPENSATION
  ------------------     ----       -------          ------      ------------     -----------       ------------

Jeffrey L. Little,       2000    $331,250         $ 57,978            (1)             600,000       $197,397   (3)
Chief Executive
Officer,
President

Robert J. Kelly,         2000    $221,271         $      0            (1)                   0       $ 15,121   (4)
Chairman of the Board    1999     369,513          225,957            (1)                   0        278,132   (5)
                         1998     360,500          500,000  (6)       (1)                   0        354,146   (7)

S. Patric Plumley,       2000    $183,462         $ 32,111            (1)        (8)  100,000       $ 85,908   (9)
Senior Vice President,   1999     155.421           95,999            (1)        (8)   15,000          7,272  (10)
Chief Financial
Officer,                 1998     117,162                0            (1)        (8)   10,000         49,481  (11)
Secretary

Stanley W. Stephens,     2000    $127,500   (2)   $ 22,316            (1)              75,000       $ 88,642  (12)
Senior Vice President,
Retail

Clark Jordan,            2000    $108,750   (2)   $ 19,034            (1)              50,000       $ 58,518  (13)
Vice President,
Operations

----------
Notes:

(1) Received other annual compensation consisting of perquisites and personal benefits valued at less than the lesser of ten percent of total annual salary and bonus or $50,000.
(2) Mr. Stephens and Mr. Jordan each began working for the Company in May of fiscal 2000.
(3) Mr. Little received a signing bonus of $100,000, temporary living expenses of $12,855, taxable moving expenses of $61,927, non-taxable moving expenses of $15,243, full dollar value of premiums paid by the Company on Executive Term Life policy of $2,122 and a 401(k) matching amount of $5,250.
(4) Mr. Kelly received a 401(k) matching amount of $5,250 and full dollar value of premiums paid by the Company on an Executive Term Life policy of $9,871.
(5) Mr. Kelly received full dollar value of premiums paid by the Company on a compensatory split-dollar executive life insurance policy of $14,073, full dollar value of premiums paid by the Company on

     Executive Term Life policy of $10,386, debt forgiveness of $248,673, including taxes, for a note given to the Company regarding the purchase of stock and a 401(k) matching amount of $5,000.
(6) Mr. Kelly received a signing bonus of $500,000 at his contract extension date of April 12, 1998.
(7) Mr. Kelly received a taxable reimbursement for moving expenses of $96,425, full dollar value of premiums paid by the Company on compensatory split-dollar executive life insurance policies of $4,048, debt forgiveness of $248,673, including taxes, for a note given to the Company regarding the purchase of stock and a 401(k) matching amount of $5,000.
(8) Along with other key employees, Mr. Plumley agreed to cancellation and reissue of options on 40,000 shares as follows: 15,000 shares issued September 15, 1997 at $5.00 per share, expiring September 15, 2007, were cancelled and reissued at $1.25 per share, expiring September 15, 2005; 10,000 shares issued September 15, 1998 at $2.50 per share, expiring September 15, 2008, were cancelled and reissued at $1.25 per share, expiring September 15, 2006; and 15,000 shares issued April 1, 1999 at $2.938 per share, expiring April 1, 2009, were cancelled and reissued at $1.25 per share, expiring April 1, 2007. (See REPORT ON REPRICING OF OPTIONS/SARS regarding the cancellation and reissuance of certain options during fiscal 2000.) Mr. Plumley received a new option grant for 60,000 shares on May 31, 2000.
(9) Mr. Plumley received a 401(k) matching amount of $5,250, a retention bonus of $78,495 and full dollar value of premiums paid by the Company on an Executive Term Life policy of $2,163.
(10) Mr. Plumley received a 401(k) matching amount of $5,000 and full dollar value of premiums paid by the Company on an Executive Term Life policy of $2,272.
(11) Mr. Plumley received taxable moving expenses of $35,914, non-taxable moving expenses of $8,567 and a 401(k) matching amount of $5,000.
(12) Mr. Stephens received a signing bonus of $30,000, temporary living expenses of $5,122, taxable moving expenses of $34,054, non-taxable moving expenses of $15,945 and a 401(k) matching amount of $3,521.
(13) Mr. Jordan received a signing bonus of $25,000, temporary living expenses of $2,559, taxable moving expenses of $21,821, non-taxable moving expenses of $8,395 and full dollar value of premiums paid by the Company on an Executive Term Life policy of $743.

OPTIONS/SAR GRANTS IN FISCAL YEAR 2000

   As part of individual employment contracts and agreements, options were granted to Jeffrey L. Little, President and Chief Executive Officer, Stanley W. Stephens, Senior Vice President, Retail and Clark Jordan, Vice President, Operations. Additional shares were granted to S. Patric Plumley, Senior Vice President and Chief Financial Officer. No other named Executive Officer was granted stock options in fiscal year 2000.

                        OPTION GRANTS IN FISCAL YEAR 2000


                                                                                                POTENTIAL
                                 INDIVIDUAL GRANTS                                              REALIZABLE
                          ----------------------------                                           VALUE AT
                            NUMBER OF      PERCENT OF                                            ASSUMED
                           SECURITIES     TOTAL OPTIONS                                      ANNUAL RATES OF
                           UNDERLYING      GRANTED TO      EXERCISE OR                       OPTION TERM (5)
                             OPTIONS      EMPLOYEES IN     BASE PRICE     EXPIRATION         ----------------
          NAME             GRANTED (#)     FISCAL YEAR      ($/SH)           DATE            5%           10%
          ----            -------------    -----------     ---------      ---------          --           ---
Jeffrey L. Little            600,000          54.23%           (1)         01/31/10            0       347,133
S. Patric Plumley             60,000           5.42%          1.25         05/31/10       25,763        85,449
S. Patric Plumley (2)         15,000           1.36%          1.25         09/15/05          988         6,157
S. Patric Plumley (2)         10,000           0.90%          1.25         09/15/06        1,316         5,765
S. Patric Plumley (2)         15,000           1.36%          1.25         04/01/07        3,011        11,387
Stanley W. Stephens           75,000           6.78%           (3)         05/08/10            0        50,561
Clark Jordan                  50,000           4.52%           (4)         05/08/10            0        38,707

----------
   Notes:
(1) As part of his employment contract, the Company granted Mr. Little the option to purchase up to 600,000 shares of stock of the Company. Under the terms of his option, up to 200,000 shares may be purchased by Mr. Little on or after the first anniversary (01/31/01) of his employment at $1.26 per share, up to an additional 200,000 shares may be purchased on or after the second anniversary (01/31/02) of his employment at $2.26 per share and the final 200,000 shares may be purchased on or after the third anniversary (01/31/03) of his employment at $3.26 per share. The options have an expiration date of January 31, 2010.
(2) Along with other key employees, Mr. Plumley agreed to cancellation and reissue of options on 40,000 shares as follows: 15,000 shares issued September 15, 1997 at $5.00 per share, expiring September 15, 2007, were cancelled and reissued at $1.25 per share, expiring September 15, 2005; 10,000 shares issued September 15, 1998 at $2.50 per share, expiring September 15, 2008, were cancelled and reissued at $1.25 per share, expiring September 15, 2006; and 15,000 shares issued April 1, 1999 at $2.938 per share, expiring April 1, 2009, were cancelled and reissued at $1.25 per share, expiring April 1, 2007. (See REPORT ON REPRICING OF OPTIONS/SARS regarding the cancellation and reissuance of certain options during fiscal 2000.)
(3) As part of his employment contract, the Company granted Mr. Stephens the option to purchase up to 75,000 shares of stock of the Company. Under the terms of his option, up to 25,000 shares may be purchased by Mr. Stephens on or after the first anniversary (05/08/01) of his employment at $1.00 per share, up to an additional 25,000 shares may be purchased on or after the second anniversary (05/08/02) of his employment at $2.00 per share and the final 25,000 shares may be purchased on or after the third anniversary (05/08/03) of his employment at $3.00 per share. The options have an expiration date of May 8, 2010.
(4) As part of his employment agreement, the Company granted Mr. Jordan the option to purchase up to 50,000 shares of stock of the Company. Under the terms of his option, up to 20,000 shares may be purchased by Mr. Jordan on or after the first anniversary (05/08/01) of his employment at $1.00 per share, up to an additional 15,000 shares may be purchased on or after the second anniversary (05/08/02) of his employment at $2.00 per share and the final 15,000 shares may be purchased on or after the third anniversary (05/08/03) of his employment at $3.00 per share. The options have an expiration date of May 8, 2010.
(5) Caution is recommended in interpreting the financial significance of these figures. The amounts under the columns labeled "5%" and "10%" are included pursuant to certain rules promulgated by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the price of the common stock of the Company. These amounts are based on the assumption that the named executive holds the options granted for the full term of the options and that the market price of the underlying security appreciates in value from the date of the grant to the end of the option term at the annualized rates of 5% and 10%, respectively, compounded annually over the term of the options. The actual value of the options will vary in accordance with the market price of the common stock of the Company.

AGGREGATED OPTION/SAR EXERCISES AND FISCAL YEAR END OPTION/SAR VALUES

   The following table shows information regarding the values of certain unexercised options owned by the named executive officers at the end of the last completed fiscal year. No options or stock appreciation rights were exercised during the fiscal year. No stock appreciation rights were granted during fiscal 2000 or were outstanding at the end of fiscal 2000.

     AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
                            OPTION/SAR VALUES TABLE


                                                NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS
                                              OPTIONS AT FEBRUARY 3, 2001          AT FEBRUARY 3, 2001 (1)
                       SHARES                 ---------------------------          -----------------------
                      ACQUIRED               EXERCISABLE     NON-EXERCISABLE    EXERCISABLE     NON-EXERCISABLE
                        ON        VALUE      ------------    ----------------   ------------    ---------------
                      EXERCISE   REALIZED        (#)               (#)               ($)              ($)
                      --------   --------        ---               ---               ---              ---
Robert J. Kelly          0           0             600,000                   0        0                0
Jeffrey L. Little        0           0             200,000             400,000        0                0
S. Patric Plumley        0           0              20,000              80,000        0                0
Stanley W. Stephens      0           0                   0              75,000        0                0
Clark Jordan             0           0                   0              50,000        0                0

----------
Notes:
(1) Market value of underlying securities at February 3, 2001 ($0.625) minus the base price.

                          COMPENSATION COMMITTEE REPORT

  The Compensation Committee for fiscal 2000 was composed of two non-employee members from the Board of Directors. The members were Mr. Friedman and Mr. Reitman. Mr. Kelly attended meetings as a non-voting participant. The Committee establishes objectives for the executive compensation program and reviews and approves all salary and other remuneration for the executive officers of the Company.

The objectives of the executive compensation program are to:

  1. Promote the attainment of Company goals by emphasizing a greater portion of compensation subject to performance goals.
  2. Attract and retain qualified talent.
  3. Enhance shareholder value by providing opportunities for equity ownership through performance-based programs.

  The executive officer compensation program is comprised of salary, cash incentive compensation and other benefits, including pension and medical benefits that are available to other employees of the Company.

BASE SALARY

  There is no formal Compensation Committee policy regarding the determination of salaries, however, consideration is given to several factors, including individual work experience, performance and comparable salaries within the retail food industry.

ANNUAL INCENTIVE BONUSES

  Annual bonus potentials depend upon job levels and are set at a stated percent of the base compensation. Bonuses are paid based on an allocation formula primarily derived from performance against budgeted sales and earnings targets. The corporate plan paid out below target amounts in fiscal 2000 and above target amounts in fiscal 1999 based on the financial results for each year. The corporate plan did not provide a bonus payout for fiscal 1998.

LONG-TERM INCENTIVE

  The Committee intends to utilize stock options as the vehicle to provide a long-term focus. Stock options were issued in fiscal 2000 and in fiscal 1999.

CHIEF EXECUTIVE OFFICER COMPENSATION

  As of January 31, 2000, the Company retained Mr. Jeffrey Little as its President and Chief Executive Officer. The Company and Mr. little entered into an Employment Contract with an initial term of three years ending January 31, 2003. The Employment Contract provides for a base salary at the rate of $325,000 per year. In addition, the Company paid a signing bonus of $100,000 at the commencement of his employment. Also, Mr. Little will be eligible to receive bonus compensation, in an amount determined by the Board of Directors based upon mutually acceptable performance targets, of 50% of the base salary, with a maximum potential of 100% should the Company exceed budgeted expectations. In the event the Company terminates Mr. Little's Employment other than for "cause", Mr. Little will receive a payment in a lump sum equal to eighteen (18) months of compensation, continued health and dental insurance coverage for a period of eighteen (18) months, any accrued and unused vacation pay and professional outplacement services up to the sum of $20,000.

  The Company has also granted Mr. Little the option to purchase up to 600,000 shares of stock of the Company. Under the terms of his option, up to 200,000 shares may be purchased by Mr. Little on or after the first anniversary date of his employment at $1.26 per share, up to an additional 200,000 shares may be purchased on or after the second anniversary of his employment at $2.26 per share and the final 200,000 shares may be purchased on or after the third anniversary of the employment of Mr. Little at $3.26 per share with the expiration of options at January 31, 2010. This option becomes immediately exercisable in the event of the termination of employment of Mr. Little by reason of his death or permanent disability, by the Company for any reason other than "cause" (as defined in the Employment Contract), or by Mr. Little for "good reason" (as defined in the Employment Contract). Mr. Little received relocation and temporary housing expenses and is entitled to regular Company benefits and four weeks of vacation per year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER INFORMATION

  The Compensation Committee is comprised exclusively of directors who are not and have never been Company employees. No Company executive officer serves on the Compensation Committee or as a director of another company for which any member of the Compensation Committee serves as a director or executive officer.

                          SUMMARY OF COMPENSATION PLANS

RETIREMENT PLANS

  The Company maintains a tax-qualified defined benefit pension plan covering both salaried and non-union hourly employees. The benefit formula under such plan is the sum of 1% of annual compensation for each year up to the Social Security Wage Base for that year and 1.33% of annual compensation over the Social Security Wage Base with a minimum benefit of $360 per year multiplied by years of credited service. There is full vesting of benefits after five years of service. The Company makes all contributions. Effective October 1, 1990, the pension plans were amended to provide for voluntary early retirement at age 55. The annual benefits payable beginning at age 65 to the executive officers are as follows: Mr. Kelly--$11,426; Mr. Little--$2,010; Mr. Plumley--$6,351; Mr. Stephens--$2,010; and Mr. Jordan--$1,605. This plan was frozen as of December 31, 2000 and no future benefits will accrue after that date.

  The Company maintains a tax-qualified defined contribution plan covering both salaried and non-union hourly employees. Under this plan, employees may contribute up to 17% of eligible earnings up to a maximum of $10,500 during the plan year. The plan year begins on January 1 and ends on December 31. The plan includes a discretionary Company matching contribution of up to 50% of the first 10% of employee contributions or a maximum match of 5% of eligible earnings. The matching contribution becomes partially vested after two years of service and fully vested after five years. Effective January 1, 2001, the Company amended the plan to include a profit sharing contribution of 3% of eligible earnings. The profit sharing contribution is immediately vested. The profit sharing contribution was added in fiscal 2001 to replace the defined benefit plan described above.

STOCK INCENTIVE PLAN

  The Company has a Stock Incentive Plan which was ratified by the shareholders at the 2000 Annual Shareholders Meeting. The Plan provides the Compensation Committee with the discretion to make grants until September 12, 2010 to all salaried employees of the Company who are not in a bargaining unit, in the form of Non-qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights and Restricted Stock. The plan contains a provision allowing non-employee Directors of the Company to elect annually to receive payment of all or any portion of the fees for their services as Directors in the form of options to acquire Company Common Stock. The Plan authorized one million shares of common stock. There were 1,000,000 shares available as of February 3, 2001 for future grants.

  The Company has a Stock Incentive Plan which was ratified by the shareholders at the 1995 Annual Shareholders Meeting. The Plan provides the Compensation Committee with the discretion to make grants until June 20, 2005 to all salaried employees of the Company who are not in a bargaining unit, in the form of Non-qualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights and Restricted Stock. Grants of Stock Appreciation Rights, Limited Stock Appreciation Rights and Restricted Stock are intended to be confined to key employees in special situations. The Plan originally authorized two million shares of common stock. There were 38,013 shares available as of February 3, 2001 for future grants.

  In order to protect all of the rights of the participant in the event of a Change in Control of the Company, the 2000 and 1995 Stock Incentive Plans provide for the immediate vesting of all outstanding awards upon the occurrence of such an event. A Change in Control of the Company is deemed to occur if any one or more of the following conditions are fulfilled: (i) any person or entity (with the exception of Odyssey Partners) acquires 50% or more of the voting securities of the Company; (ii) the shareholders approve a plan of complete liquidation, an agreement for sale or disposition of substantially all of the assets of the Company, or a materially dilutive merger or consolidation of the Company; or (iii) the Board of Directors agrees by a two-thirds vote that a Change in Control has occurred or is about to occur and within six months actually does occur. However, in no event shall a Change in Control be deemed to occur with respect to any Plan participant who is a material equity participant of the purchasing group that consummates a Change in Control.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

  Jeffrey L. Little, President and Chief Executive Officer, has an employment contract which is described above.

  On December 15, 1999, the Company and Robert Kelly entered into a contract pursuant to which the Company agreed to extend his employment through December 31, 2001 and Mr. Kelly agreed to continue as Chairman of the Board of Directors. Prior to December 15, 1999, Mr. Kelly's Employment Contract provided for a base salary of $360,500. Mr. Kelly's current Employment Agreement provided for a base salary of $350,000 per year during the agreed upon period of transition of duties to the new Chief Executive Officer and President. After the transition period, the agreement provides Mr. Kelly with $190,000 per year as Chairman of the Board of Directors and for services provided in the ongoing operation of the Company through December 31, 2001.

  Also, through fiscal 1999, Mr. Kelly was eligible to receive bonus compensation, in an amount determined by the Board of Directors based upon mutually acceptable performance targets, of 50% of the base salary with a maximum potential of 100% should the Company exceed budgeted expectations.

  Mr. Kelly purchased 125,000 shares of common stock of the Company at the time of his original employment by delivering to the Company a promissory note with the purchase price of the shares based upon the closing sale price of the common stock of the Company on the business day immediately preceding the date of the Employment Contract. Under the April 12, 1998 amendment to his Employment Contract, the foregoing loan (and interest) was forgiven in 50% increments for each year of service completed by Mr. Kelly, commencing as of December 31, 1997. The company also provided Mr. Kelly with a tax gross up of the loan forgiveness. Mr. Kelly has an option to purchase 600,000 shares of Company stock as follows:
200,000 shares of stock of the Company at $2.50 per share which expire May 22, 2001, 200,000 shares at $3.50 per share which expire May 22, 2002 and 200,000 shares at $4.50 per share which expire May 22, 2003, all of which are contingently exercisable within two years of termination of employment under a Change of Control agreement dated December 15, 1999.

  Under the recent amendments to his Employment Contract, Mr. Kelly will also be entitled (1) in the event of a Change of Control of the Company occurring within two years of termination of his employment for any reason other than cause, to an extended exercise period for each group of options, based on a one year extension for each completed year of service from December 31, 1997 (up to a maximum exercise period of the ten year expiration period as provided for under the stock incentive plans of the Company), and (2) upon termination of his employment for any reason other than cause, extended payment by the Company of all premiums associated with the split dollar life insurance policy in effect for Mr. Kelly, for a period equal to each year of service from December 31, 1997. The recent amendments to the Employment Contract of Mr. Kelly also subject Mr. Kelly to a one year non-competition restriction following the termination of his employment, prohibiting Mr. Kelly from engaging in any supermarket business conducted in the service area of the Company.

  The Company has an Employment Contract effective as of May 8, 2000, as revised, with a term of three years, with Stanley W. Stephens, Senior Vice President - Retail. Under the terms of this Contract, Mr. Stephens received a signing bonus of $30,000 and a base salary of $170,000. In addition, Mr. Stephens is entitled to participate in the Eagle Bonus Plan at the Senior Vice President targeted norm of 50% of average annual salary with a maximum potential of 100% should the Company exceed budgeted expectations.

  The Company has also granted Mr. Stephens the option to purchase up to 75,000 shares of stock of the Company. Under the terms of his option, up to 25,000 shares may be purchased by Mr. Stephens on or after the first anniversary date of his employment at $1.00 per share, up to an additional 25,000 shares may be purchased on or after the second anniversary of his employment at $2.00 per share and the final 25,000 shares may be purchased on or after the third anniversary of the employment of Mr. Stephens at $3.00 per share with the expiration of options at May 8, 2010. This option becomes immediately exercisable in the event of the termination of employment of Mr. Stephens by reason of his death or permanent disability, by the Company for any reason other than "cause" (as defined in the Employment Contract), or by Mr. Stephens for "good reason" (as defined in the Employment Contract). Mr. Stephens received relocation and temporary housing expenses and is entitled to regular Company benefits and four weeks of vacation per year. Mr. Stephens has entered into a Change in Control Agreement with the Company dated April 11, 2000 which provides eighteen months of salary, continued health and dental insurance for eighteen months, as well as outplacement assistance if his employment is terminated due to a change of control (defined above).

RETENTION AGREEMENT

  The Company entered into a Retention Agreement with certain key employees in the event that the Company commenced a voluntary case under Chapter 11 of the United States Bankruptcy Code. The agreement provided a bonus for continuing services provided that the employee is still employed by the Company six months after consummation of a plan of reorganization in the Chapter 11 Case. On May 31, 2000 the Retention Agreements were modified to provide for the payment of the bonuses should the employee's employment by the Company be terminated prior to such six month period as a result of (i) a sale of all or substantially all of the assets of the Company, whether in separate transaction or as part of a plan of reorganization for the company, or (ii) a merger, consolidation, liquidation, dissolution or similar transaction involving the Company. The Company did commence Chapter 11 proceedings on February 29, 2000. On July 7, 2000 the United States District Court for the District of Delaware confirmed the Company's plan of reorganization, which plan the Company consummated on August 7, 2000.

CHANGE OF CONTROL

  The Company entered into a Change of Control Agreement with certain key employees, which provides that upon a change of control (defined above) all options granted to those employees to acquire stock in the Company shall immediately vest. In addition, the Agreement provides that if the employee is terminated other than for cause within the two year period following the effective date of a change of control or resigns for good reason within the six month period following the effective date of the change in control, the employee will be entitled to: (i) a prorated bonus based on the Company bonus plan, (ii) payment of accrued vacation, (iii) professional outplacement at a cost of up to $20,000 and (iv) based on the employment level of the employee, payment of lump sum compensation and continued health and dental coverage for a period of twelve or eighteen months. The Agreement terminates if a change of control has not occurred within one year of its date.

REPORT ON REPRICING OF OPTIONS/SARS

  Stock options are a key part of the Company's compensation program for its management and other key employees. Without viable stock options, the Company will find it more difficult to retain and motivate key employees. A compensation package including options is essential to provide an incentive to key employees to further the long-term growth and profitability of the Company and improve employee morale. Options with little potential to exceed market price are not viable, and will not further any of the purposes of stock option grants under the Plan. Certain key employees agreed to the cancellation and reissue of their options during fiscal 2000. This will benefit the Company by allowing the Company to better meet the objectives of its stock option compensation under the Plan. The following table shows the results of the cancellation and reissue for the affected named executive officer.

                         TEN-YEAR OPTION/SAR REPRICINGS


                                                       Market       Exercise
                                      Number of       price of      price at
                                      securities      stock at      time of                 Length of original
                                      underlying      time of      repricing      New          option term
                                     options/SARs    repricing         or       exercise    remaining at date
                                     repriced or    or amendment   amendment      price      of repricing or
        Name              Date        amended(#)       ($)(2)         ($)         ($)          Amendment(1)
        -----             -----      -----------       -------      --------    --------   -------------------
S. Patric Plumley       05/31/00        15,000          1.03         5.0000      1.2500    7 years, 3.5 months
S. Patric Plumley       05/31/00        10,000          1.03         2.5000      1.2500    8 years, 3.5 months
S. Patric Plumley       05/31/00        15,000          1.03         2.9380      1.2500     9 years, 10 months


(1) The original option term was reduced by two years on cancellation and reissue.

(2) Last reported closing price before trading was suspended February 29, 2000.

Respectfully submitted,
Steven M. Friedman, Chairman         Jerry I. Reitman

                             AUDIT COMMITTEE REPORT

  The Audit Committee is composed of three directors who are not officers of the Company, and operates under a written charter adopted by the Board of Directors (See Exhibit A). The members of the Audit Committee are listed at the end of this report.

  Under the terms of the charter and listing standards of the Nasdaq Stock Market, Inc., all of the Audit Committee members are considered to be independent, except for Mr. Snyder. Mr. Snyder may not be considered independent because he is a partner with Snyder, Schwarz, Park and Nelson, PC, a law firm that received over $200,000 from the Company during each of the past three fiscal years. The Company's Board of Directors determined that it is in the best interests of the Company and its shareholders for Mr. Snyder to serve on the Audit Committee, notwithstanding this relationship, because of Mr. Snyder's extensive knowledge of the Company gained through many years as legal counsel and member of the Board of Directors.

  Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee those processes. The Audit Committee also recommends to the Board of Directors, subject to stockholder ratification, the appointment of the Company's independent auditors.

  In this regard, the Audit Committee has reviewed and discussed the audited financial statements for fiscal 2000 with management and discussed other matters related to the audit with the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statements on Auditing Standards Nos. 89 and 90.

  The independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with management and the independent auditors the firm's independence. The Committee considered whether the information technology and other non-audit consulting services provided by the independent auditors are compatible with maintaining the auditor's independence and concluded that such services have not impaired the auditors' independence.

  Based on the Audit Committee's discussions with management and the independent auditors and the Audit Committee's review of the representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended February 3, 2001 filed with the Securities and Exchange Commission.

Fees paid to the independent auditor's firm are as follows (in thousands):

Audit Fees - Fiscal Year ending February 3, 2001, including quarterly reviews         $132
Financial Information Systems Design and Implementation Fees                          $-0-
All Other Fees                                                                        $ 10

Respectfully submitted,
Peter B. Foreman, Chairman      Alain M. Oberrotman           William J. Snyder

PERFORMANCE PRESENTATION

  Shown below is a line graph comparing total shareholder return for the Company, the Russell 2000 and the S&P Retail Stores (Food) since the Company's stock resumed trading at the exit from Chapter 11, as required by Item 402(l) of SEC Regulation S-K.

[GRAPH]

        Eagle Food Centers      Russell 2000    S&P 500 Retail


08/2000     100      100       100
01/2001      30.3    106.63    102.11


Note: Companies comprising the S&P Retail Stores (Food) Index include:
Albertson's, Inc., Kroger Co., Safeway, Inc. and Winn-Dixie Stores, Inc.

           SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

  The following table sets forth information with respect to the beneficial ownership of shares of Common Stock by (a) each person or group that is known to the Company to be the beneficial owner of more than 5% of the outstanding shares, (b) each director and named executive officer of the Company and (c) all directors and executive officers of the Company as a group. A total of 12,791,884 shares of Common Stock were outstanding on May 8, 2001.


                                                                                 AMOUNT AND
                                                                                  NATURE OF       PERCENT
                                                                                 BENEFICIAL         OF
                            NAMES OF BENEFICIAL OWNERS                          OWNERSHIP(1)      CLASS
                            --------------------------                          ------------      -----
     Odyssey Partners, LP (2)(5)                                                   4,211,730       30.83%
     Dimensional Fund Advisors, Inc. (3)                                             731,400        5.35%
     Robert J. Kelly (4)                                                             725,000        5.31%
     Steven M. Friedman (5)(2)                                                       227,345        1.66%
     Jeffrey L. Little (6)                                                           220,515        1.61%
     Peter B. Foreman                                                                151,022        1.11%
     The Friedman Family Foundation (5)                                               40,000        *
     Stanley W. Stephens (7)                                                          27,946        *
     S. Patric Plumley (8)                                                            23,750        *
     Clark Jordan (9)                                                                 20,000        *
     Jerry I. Reitman                                                                  2,000        *
     William J. Snyder (10)                                                            1,000        *
     Alain M. Oberrotman                                                                   0        *
     Directors and Executive Officers as a group (10 persons)
     including certain of the persons listed above.                                1,438,578       10.53%

----------
*Owns less than 1%.

Notes:
(1) Unless otherwise noted, each person has sole investment and voting power with respect to the shares indicated.
(2) Odyssey Partners LP, 280 Park Avenue, West Tower, 21st Floor, New York, NY 10017, a private investment partnership in liquidation, owns 4,211,730 shares, which may be deemed to be beneficially owned by each of Messrs. Stephen Berger, Leon Levy, Jack Nash, Joshua Nash and Brian Wruble, who collectively constitute all of the general partners of Odyssey Partners, LP. Includes 227,345 shares of Common Stock in which Steven M. Friedman, a director of the Company and former general partner of Odyssey Partners, LP, has an economic interest. Odyssey Partners, LP retains sole voting power over the shares owned by Odyssey Partners, LP in which Mr. Friedman has an interest. Does not include shares of Common Stock owned by the Friedman Family Foundation (see footnote (5) below), 632,136 shares of Common Stock owned by The Jerome Levy Foundation, as to which Mr. Leon Levy may be deemed to have beneficial ownership, or 461,201 shares of Common Stock owned by The Nash Family Foundation, a charitable foundation, as to which Messrs. Nash may be deemed to have beneficial ownership.
(3) Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios.") In its role as investment advisor and investment manager, Dimensional possessed both investment and voting power over 731,400 shares of Eagle Food Centers, Inc. stock as of December 31, 2000. The Portfolios own all securities reported in this statement, and Dimensional disclaims beneficial ownership of such securities. The business office address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(4) Mr. Kelly purchased 125,000 shares of Common Stock of the Company at the time of the execution of his Employment Agreement. The beneficial ownership includes options for 600,000 shares that are exercisable as of May 8, 2001.
(5) Represents 40,000 shares of Common Stock owned by The Friedman Family Foundation, a charitable foundation, as to which Steven M. Friedman may be deemed to have beneficial ownership. Does not include 227,345 shares owned by Odyssey Partners, LP in which Mr. Friedman has an economic interest.
(6) The beneficial ownership represents 20,515 shares that are owned by Mr. Little plus the exercisable portion of 600,000 shares under a stock option issued January 31, 2000. A total of 200,000 shares have vested as of May 8, 2001.
(7) The beneficial ownership represents 2,946 shares that are owned by Mr. Stephens plus the exercisable portion of 75,000 shares under a stock option issued May 8, 2000. A total of 25,000 shares have vested as of May 8, 2001.
(8) The beneficial ownership represents the exercisable portion of options on 100,000 shares issued to Mr. Plumley. A total of 23,750 shares have vested as of May 8, 2001
(9) The beneficial ownership represents the exercisable portion of 50,000 shares under a stock option issued to Mr. Jordan on May 8, 2000. A total of 20,000 shares have vested as of May 8, 2001.
(10) The profit sharing plan of Snyder, Schwarz, Park & Nelson P.C., the law firm of which Mr. Snyder is a member, owns 1,000 shares of Common Stock.

OWNERSHIP OF PRINCIPAL SHAREHOLDERS

  Odyssey Partners, LP, Beneficial Owners and Company Directors and Officers currently hold the right to vote, or have the right to acquire through the exercise of options, shares of Common Stock of the Company representing 47.70% of shares that would be outstanding upon the exercise of such options.

STOCK ISSUED IN CONJUNCTION WITH THE COMPANY'S PLAN OF REORGANIZATION

  The Company filed a voluntary petition under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware on February 29, 2000. Pursuant to the Company's Plan of Reorganization, 15% of the fully-diluted common stock of the Company was issued to the holders of the Senior Notes, of which 10% will be returned to the Company if the Company is sold or the debt is retired prior to October 15, 2001. If the Company is sold or the debt is retired after October 14, 2001 and prior to October 15, 2002, 5% of the common stock will be returned to the Company. None of the common stock will be returned to the Company if the Company is not sold or the debt retired prior to October 15, 2002.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the directors of the Company and executive officers, and persons who own more than ten percent of a registered class of the equity securities of the Company, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the knowledge of the Company, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the three fiscal years ended February 3, 2001, all
Section 16(a) filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were in compliance except for the following, which were inadvertently filed late: Mr. Jeffrey Little and Mr. Stan Stephens each with one report disclosing one transaction each; Mr. Byron Magafas and Mr. Frank Klun each with two reports disclosing one transaction each; and Mr. S. Pactric Plumley with three reports each disclosing one transaction.


                               RATIFICATION OF THE
                       SELECTION OF AN INDEPENDENT AUDITOR
                                   PROPOSAL 2

  KPMG LLP, 666 Grand Avenue, Des Moines, Iowa, independent certified public accountants, have performed an audit of the financial statements of the Company for the fiscal year ended February 3, 2001. Services provided by KPMG LLP included work related to the examination of the annual financial statements and reviews of unaudited quarterly financial information.

  The Board of Directors, upon recommendation of its Audit Committee, has appointed KPMG LLP to audit the books and accounts of the Company for the fiscal year ending February 2, 2002 and is seeking ratification of this appointment by the Shareholders. It is intended that the shares represented by the proxy will be voted (unless the proxy indicates to the contrary) for ratification of the appointment.

  A representative from KPMG LLP is expected to attend the annual meeting of shareholders and will be provided the opportunity to make a statement, if desired, and is expected to be available to respond to appropriate questions.

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITOR. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREOWNERS SPECIFY OTHERWISE IN THEIR PROXIES.


      PROPOSAL TO APPROVE AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                   TO ACCOMPLISH A REVERSE STOCK SPLIT
                             PROPOSAL 3

  The Board of Directors believes that it is in the best interests of the Company to amend the Company's certificate of incorporation to accomplish a reverse stock split which will result in each four outstanding shares of the Company's common stock being automatically reclassified and changed into one share of the Company's common stock. The proposal to approve a reverse stock split is intended to assist the Company in maintaining its listing on the Nasdaq market.

  By letter dated November 13, 2000, the Nasdaq Stock Market, Inc. ("Nasdaq") informed the Company that the Company had not maintained a minimum market value of public float and a minimum bid price for 30 consecutive trading days as required for continued listing on the Nasdaq National Market. Nasdaq staff had determined that the Company's common stock would be subject to delisting from quotation on the Nasdaq National Market at the opening of business on February 14, 2001. The Company filed a request for an appeal in connection with the Nasdaq staff's decision to delist the Company's common stock. The Company's request for an appeal of Nasdaq's decision has suspended the delisting process pending resolution of that appeal. The Company has prepared a plan that is intended to achieve compliance with the Nasdaq listing requirements and to result in the listing of the Company's shares on the Nasdaq SmallCap Market. A significant element of that plan is the proposed reverse stock split that is intended to increase the minimum bid price for the Company's shares. The continued listing of the Company's common stock on the Nasdaq SmallCap
Market is contingent upon the adoption of this proposal as well as on the other Nasdaq listing requirements. The proposal will not increase or decrease the amount of stated capital or paid-in surplus of the Company or change the relative holdings of any shareholder, except that holders of fractional share interests of less than one share that occur as a result of the reclassification and change shall be paid in money by the Company the value of their fractional shares.

  If the proposal is approved, section FOURTH of the certificate of incorporation will be amended to read as follows:

                FOURTH: The total number of shares which the corporation shall have authority to issue is four million six hundred thousand (4,600,000) shares, consisting of four million five hundred thousand (4,500,000) shares of common stock, of the par value of $.04 per share (hereinafter called "Common Stock") and one hundred thousand (100,000) shares of preferred stock, of the par value of $.0l per share (hereinafter called "Preferred Stock"). All of the shares of Common Stock of the corporation of the par value of $.01 issued and outstanding, or held as treasury shares, immediately prior to the time this amendment becomes effective shall be and are by this means automatically reclassified and changed (without any further act) into shares of the par value of $.04, the number of which shall equal the quotient derived from dividing the number of such shares by 4. This amendment shall become effective without increasing or decreasing the amount of stated capital or paid-in surplus of the corporation, and shall constitute a 1 for 4 reverse stock split, provided that no fractional shares of less than one share shall be issued. The holders of fractional share interests of less than one share that occur as a result of the foregoing reclassification and change shall be paid in money by the corporation the value of their fractional shares.

  The Board has unanimously adopted resolutions setting forth the proposed amendment to the certificate of incorporation, declaring its advisability and directing that the proposed amendment be submitted to the shareowners for their approval at the annual meeting. If approved by the shareowners, the amendment will become effective upon filing of an appropriate certificate with the Secretary of State of the State of Delaware.

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREOWNERS VOTE "FOR" THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREOWNERS SPECIFY OTHERWISE IN THEIR PROXIES.


                              SHAREHOLDER PROPOSAL
                                   PROPOSAL 4

  Management has been advised that a shareholder intends to present the following proposal at the annual meeting. The name, address and share ownership of the proponent will be furnished to any person upon oral or written request to Mr. S. Patric Plumley, Secretary, Eagle Food Centers, Inc., Route 67 and Knoxville Road, Milan, Illinois 61264.

                              SHAREHOLDER PROPOSAL

  The shareholders of Eagle Food Centers, Inc. urge the Board of Directors to promptly place the Company up for sale to the highest bidder.

SUPPORTING STATEMENT

  The Annual Reports of Eagle Food Centers, Inc., over the past several years clearly depict a company that is struggling to turn a profit. Poor profit performance also means shareholders are failing to get the best value for their equity investment. In addition, there is no evidence that the bleak picture for shareholders will be changing any time soon. Under such circumstances, offering the Company for sale will provide a mechanism for maximizing shareholder value by allowing the market to set a true value for the Company. Moreover, the Company will be able to take advantage of and participate in the continuing consolidation in the retail food industry rather than be left behind.

  The Company has generously compensated management, both during the term of employment as well as after termination. The time has come to protect shareholder value by selling the Company now, thereby preserving the remaining equity in Eagle Food Centers. It is the purpose of this proposal to bring about a sale to maximize shareholder value.

                      WE URGE YOU TO VOTE FOR THIS PROPOSAL

RECOMMENDATION OF THE COMPANY'S BOARD OF DIRECTORS

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREOWNERS VOTE "AGAINST" THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREOWNERS SPECIFY OTHERWISE IN THEIR PROXIES.

                           2002 SHAREHOLDER PROPOSALS

  Any shareholder who desires to present a proposal qualified for inclusion in the proxy materials of the Company for the 2002 Annual Shareholders Meeting must forward the proposal in writing to the Secretary of the Company at the address shown on the first page of this proxy statement in time to arrive at the Company no later than January 25, 2002.

                             ADDITIONAL INFORMATION

  Included with this Proxy Statement is the Annual Report of the Company indicating the general scope and nature of the business of the Company together with a summary of the activities and financial results of the Company for fiscal 2000. Shareholders may upon written request and without charge, obtain a copy of the Securities and Exchange Commission Annual Report on Form 10-K of the Company. Exhibits to the Form 10-K are also available. The Company may require payment of a fee covering its reasonable expenses in furnishing such exhibits. Address any request to Mr. S. Patric Plumley, Secretary, Eagle Food Centers, Inc., Rt. 67 and Knoxville Rd., Milan, Illinois, 61264.

                                  OTHER MATTERS

  The Board of Directors of the Company knows of no other matters that may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intent of the persons named in the enclosed proxy to vote such proxy in accordance with their discretion.

                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    S. Patric Plumley, Secretary
Dated May 21, 2001

                                    Exhibit A

                            EAGLE FOOD CENTERS, INC.
                             AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the quality of the accounting, auditing and reporting practices of the Corporation and other such duties as directed by the Board. The Committee is expected to maintain free and open communication with the independent accountants, the internal auditors and the management of the Corporation. In discharging this oversight role, the Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose.

The Board of Directors shall appoint one member of the Audit Committee as chairperson. He or she shall be responsible for leadership of the Committee, including preparing the agenda, presiding over the meetings, making Committee assignments and reporting to the Board of Directors. The chairperson will also maintain regular liaison with the Chief Executive Officer, Chief Financial Officer, the lead independent audit partner and the Director of Internal Audit.

MEMBERSHIP

The membership of the Committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Each member shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment, and shall meet the director independence requirements for serving on audit committees as set forth in the corporate governance standards of Nasdaq, including provisions for one non-independent Audit Committee member with Board approval and disclosure in the annual proxy statement.

RESPONSIBILITIES

The Audit Committee's primary responsibilities include:

o Recommending to the Board the independent accountant to be selected or retained to audit the financial statements of the Corporation. In so doing, the Committee will request from the auditor a written affirmation that the auditor is in fact independent, discuss with the auditor any relationships that may impact the auditor's independence, and recommend to the Board any actions necessary to oversee the auditor's independence.
o Overseeing the independent auditor relationship by discussing with the auditor the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditor full access to the Committee to report on any and all appropriate matters.
o Providing guidance and oversight to the internal audit activities of the Corporation including reviewing the organization, plans and results of such activities.
o Reviewing the audited financial statements and discussing them with management and the independent auditor. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of estimates, reserves and accruals, review of judgmental areas, review of audit adjustments whether or not recorded and such other inquiries as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's annual report on Form 10-K.
o Reviewing with management and the independent auditor the quarterly financial information prior to the Company's filing of Form 10-Q. This review may be performed by the Committee, its chairperson, or a member of the Committee designated by the chairperson.
o Discussing with management, the internal auditors and the external auditors the quality and adequacy of the Company's internal controls.
o Reporting Audit Committee activities to the full Board and issuing annually a report to be included in the proxy statement for submission to the shareholders.
o The Audit Committee will perform other functions consistent with this Charter, the Corporation's by-laws and governing law as the Committee or the Board deems necessary or appropriate.

This charter shall be reviewed, updated and approved annually by the Board of Directors.

--------------------------------------------------------------------------------
EAGLE FOOD CENTERS, INC.                           PROXY/VOTING INSTRUCTION CARD
MILAN, ILLINOIS
================================================================================
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING ON JUNE 27, 2001

The undersigned hereby appoints Robert J. Kelly and S. Patric Plumley as true and lawful proxies each with the power to appoint substitutes, and to vote the shares of common stock of the Company held of record by the undersigned on May 4, 2001, at the Annual Shareholders Meeting of Eagle Food Centers, Inc. to be held on June 27, 2001 at 9:00 a.m., Central Daylight Time, at the Milan Community Center, Rt. 67 & 92nd Avenue, Milan, Illinois, and at any adjournments thereof, on all the matters coming before said meeting including any matters which the Board of Directors is not aware of on May 21, 2001.

IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR PROPOSAL 2, FOR PROPOSAL 3 AND AGAINST PROPOSAL 4 AS INDICATED ON THE REVERSE SIDE HEREOF.

Election of Directors:

Nominees:   Robert J. Kelly, Steven M. Friedman, Peter B. Foreman, Jeffrey L. Little
            Alain M. Oberrotman, Jerry I. Reitman, William J. Snyder, S. Patric Plumley


YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. HOWEVER, YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS CARD.


                                                             ---------------
                                                               SEE REVERSE
                                                                  SIDE
                                                             ---------------


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                          [LOGO EAGLE COUNTRY MARKET]






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

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[X]   Please mark your     [
      votes as in this
      example.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH BELOW. IF NO SELECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS, FOR PROPOSAL 2, FOR PROPOSAL 3 AND AGAINST PROPOSAL 4.


--------------------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1, FOR PROPOSAL 2, FOR
                       PROPOSAL 3 AND AGAINST PROPOSAL 4.
--------------------------------------------------------------------------------

                        FOR        WITHHELD as to ALL Nominees

1. Election of          [  ]               [  ]
   Directors.
   (See reverse)

For, except vote withheld from the following nominee(s):

-------------------------------------------------------




                                                    FOR     AGAINST    ABSTAIN

2. Ratification of the selection of KPMG LLP as     [  ]      [  ]      [  ]
   Independent Auditors.


3. Amendment to Certificate of Incorporation to     [  ]      [  ]      [  ]
   accomplish reverse stock split.


4. Shareholder proposal to urge sale of the         [  ]      [  ]      [  ]
   Company.






SIGNATURE(S)                                                     DATE
            ----------------------------------------------------      ---------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation please sign full corporate name by duly authorized officer. If a partnership, please sign in partnership by authorized person.
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